Exhibit 99.1

Cabot Corp Reports Fourth Quarter Diluted Eps of $1.07 and Adjusted Eps of $0.91

Fiscal Year 2017 Diluted EPS of $3.81 and Adjusted EPS of $3.43

BOSTON--(BUSINESS WIRE)--October 31, 2017--Cabot Corporation (NYSE: CBT) today announced results for its fourth quarter and full fiscal year 2017.

Key Highlights

  Strongest full year business results since 2014
  Reinforcement Materials full year EBIT up 41% on higher volumes and margins
  Advanced key strategic investments in fumed silica for long term growth in Performance Chemicals
  Generated robust annual cash flows from operations of $340 million
  Returned $138 million of cash to shareholders in fiscal year 2017

(In millions, except per share amounts)	Fiscal 2017		Fiscal 2016
	Fourth	Full	Fourth	Full
	Quarter	Year	Quarter	Year

Net sales	$723	$2,717	$619	$2,411
Net income (loss) attributable to Cabot Corporation	$68	$241	$52	$149

Net earnings (loss) per share attributable to Cabot Corporation	$1.07	$3.81	$0.83	$2.36
Less: Discontinued operations	-	-	0.02	0.02
Less: Certain items per share	$ $ 0.16	$ $ 0.38	$ $ (0.19)	$ $ (0.80)
Adjusted EPS	$0.91	$3.43	$1.00	$3.14

Commenting on the results, Cabot President and CEO Sean Keohane, said, “I am pleased to report in the fourth quarter of fiscal 2017 we had the strongest business results since the third quarter of 2014, largely due to higher volumes and margins. The Reinforcement Materials segment delivered robust growth compared to the same quarter in the prior year, while the Performance Chemicals segment rebounded from a challenging third quarter. Purification Solutions showed continued momentum in the Specialty applications but was impacted by the ongoing competitive intensity in the mercury removal application. Our strong finish to fiscal year 2017 resulted in 9% adjusted EPS growth year over year. Reinforcement Materials delivered a 41% increase in EBIT while Performance Chemicals recorded solid results despite feedstock headwinds and a step up in growth investments. In addition, we maintained discipline around our capital allocation framework, returning $138 million, or 57% of discretionary free cash flow, to shareholders in the form of dividends and share repurchases during the fiscal year.”

Financial Detail
For the fourth quarter of fiscal 2017, net income attributable to Cabot Corporation was $68 million ($1.07 per diluted common share). Net income includes a per share benefit of $0.16 from certain items, principally associated with discrete tax items. Adjusted EPS for the fourth quarter of fiscal 2017 was $0.91 per share.

Segment Results
Reinforcement Materials -- Fourth quarter fiscal 2017 EBIT in Reinforcement Materials increased by $6 million compared to the fourth quarter of fiscal 2016. The increase in EBIT was principally driven by higher unit margins and volumes from calendar year 2017 customer contracts and an improved demand environment in China. Volumes increased by 4% during the fourth quarter of fiscal 2017 as compared to the fourth quarter of fiscal 2016 as a result of volume growth in EMEA and the Americas. Sequentially, Reinforcement Materials EBIT decreased by $3 million compared to the third quarter of fiscal 2017 driven by seasonally lower volumes in EMEA partially offset by favorable spot pricing in Asia.

Global and regional volume changes for the rubber blacks product line for the fourth quarter of fiscal 2017 as compared to the same quarter of the prior year and the third quarter of fiscal 2017 are included in the table below:

	Fourth Quarter Year over Year Change	Fourth Quarter Sequential Change
Global	4%	(1%)
Asia	(3%)	2%
Europe, Middle East, Africa	11%	(8%)
Americas	11%	-%

Performance Chemicals -- Fourth quarter fiscal 2017 EBIT in Performance Chemicals decreased by $3 million compared to the fourth quarter of fiscal 2016 due to lower unit margins from the impact of higher feedstock costs and higher fixed costs, partially offset by strong volume growth. Volumes increased by 10% in the Specialty Carbons and Formulations business and 8% in the Metal Oxides business. Sequentially, Performance Chemicals EBIT increased by $9 million compared to the third quarter of fiscal 2017. The increase in EBIT was primarily due to favorable margins and higher volumes, with a 5% volume increase in Specialty Carbons and Formulations and a 2% volume increase in Metal Oxides.

Purification Solutions -- Fourth quarter fiscal 2017 EBIT in Purification Solutions remained flat at $2 million compared to the fourth quarter of fiscal 2016. The segment results benefitted from higher volumes in the Specialty applications and the favorable impact from the change in inventory levels, which were offset by a decrease in volumes associated with MATS related demand. Sequentially, Purification Solutions EBIT increased by $4 million compared to the third quarter of fiscal 2017 due to seasonally higher volumes from MATS related demand and lower fixed costs, partially offset by a less favorable product mix.

Specialty Fluids -- Fourth quarter fiscal 2017 EBIT in Specialty Fluids decreased by $2 million compared to the fourth quarter of fiscal 2016 due to decreased project activity in the North Sea and Asia. Sequentially, Specialty Fluids EBIT decreased by $1 million compared to the third quarter of fiscal 2017 primarily due to reduced rental activity in the North Sea.

Non-Operating -- The Company recorded a LIFO charge of $7 million during the fourth quarter and $11 million for the full fiscal year 2017.

Taxes -- During the fourth quarter of fiscal 2017, the Company recorded a tax benefit of $3 million for an effective tax rate of (2%). This included a benefit from tax certain items of $11 million. Excluding the impact of certain items on both operating income and the tax provision, the operating tax rate on continuing operations for the fourth quarter of fiscal 2017 was 19%.

Cash Performance -- The Company ended fiscal year 2017 with a cash balance of $280 million. During the fourth quarter of fiscal 2017, cash flows from operating activities were $157 million, including a decrease in net working capital of $64 million. Capital expenditures for the fourth quarter of fiscal 2017 were $61 million, including $50 million for sustaining and compliance capital expenditures. Additional uses of cash during the fourth quarter included $20 million for dividends and $18 million for share repurchases.

Outlook
Commenting on the outlook for the Company, Keohane said, “Looking forward to 2018, we remain focused on our strategy of investing for growth in the core, driving application innovation with our customers, and generating strong cash flows through efficiency and optimization. We feel good about the current business environment and expect to see growth across all segments. At the same time, we will be stepping up our growth investments as evidenced by our previously announced Carrollton and Wuhai projects which will drive future profitability. Overall, we continue to focus on creating shareholder value by generating strong discretionary free cash flow and reinvesting that into our core businesses as well as returning cash to shareholders. We believe this will result in a good balance of long term growth and a meaningful cash return, leading to top tier Total Shareholder Return.”

Earnings Call
The Company will host a conference call with industry analysts at 2:00 p.m. Eastern time on Wednesday, November 1, 2017. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com

About Cabot Corporation
Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company, headquartered in Boston, Massachusetts. The company is a leading provider of rubber and specialty carbons, activated carbon, inkjet colorants, cesium formate drilling fluids, masterbatches and conductive compounds, fumed silica, and aerogel. Cabot routinely posts information that may be important to investors in the “Investors” section of its website at www.cabotcorp.com. The Company encourages investors and potential investors to consult the Cabot website regularly.

Forward-Looking Statements -- This earnings release contains forward-looking statements. All statements that address expectations or projections about the future, including our expectations for adjusted EPS growth, future cash flow and cash return to shareholders, segment growth and growth in application innovation and in profitability from our investments in Wuhai and Carrollton are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed or implied by forward-looking statements. Important factors that could cause our results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, volatility in the price of energy and raw materials; competition from other specialty chemical companies; safety, health and environmental requirements; a significant adverse change in a customer relationship; negative or uncertain worldwide or regional economic conditions; unanticipated disruptions or delays in plant operations or development projects; and fluctuations in foreign currency exchange and interest rates. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission, particularly under the heading “Risk Factors” in our annual report on Form 10-K for our fiscal year ended September 30, 2016, filed with the SEC at www.sec.gov. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Use of Non-GAAP Financial Measures
To supplement Cabot’s consolidated financial statements presented on a generally accepted accounting principles (“GAAP”) basis, the preceding discussion of our results and the accompanying financial tables report Adjusted EPS, total segment EBIT, our operating tax rate, and discretionary free cash flow, which are non-GAAP financial measures. These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP. The table titled “Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate” provides a reconciliation of Adjusted EPS to net income (loss) per share attributable to Cabot Corporation, the most directly comparable GAAP financial measure, and a reconciliation of operating tax rate to effective tax rate, the most directly comparable GAAP financial measure. The accompanying financial tables also provide a reconciliation of total segment EBIT to income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies, and a reconciliation of discretionary free cash flow to cash flow from operating activities, the most directly comparable GAAP financial measures.

Management believes these non-GAAP measures provide investors with greater transparency to the information used by Cabot management in its financial and operational decision-making, allow investors to see Cabot’s results through the eyes of management, and better enable Cabot’s investors to understand Cabot’s operating performance and financial condition.

Adjusted EPS. In calculating Adjusted EPS, we exclude from our net income (loss) per share from continuing operations items of expense and income that management does not consider representative of the Company’s business operations. Accordingly, reporting earnings on an adjusted basis supplements the GAAP measure of performance and provides additional information related to the underlying performance of the business. For example, certain of the items we exclude are items that we are required by GAAP to recognize in one period that relate to activities extending over several periods or relate to single events that management considers to be unusual and infrequent, although not necessarily non-recurring. We refer to these items as “certain items.” Management believes excluding these items facilitates operating performance comparisons from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis and evaluates the Company’s operating performance without the impact of these costs or benefits. Management also uses Adjusted EPS as a key measure in evaluating management performance for incentive compensation purposes.

The items of income and expense that we exclude from our calculations of Adjusted EPS, as applicable, but that are included in our GAAP net income (loss) per share, as applicable, are described below.

  Global restructuring activities, which include costs or benefits associated with cost reduction initiatives or plant closures and are primarily related to (i) employee termination costs, (ii) asset impairment charges associated with restructuring actions, (iii) costs to close facilities, including environmental costs and contract termination penalties, and (iv) gains realized on the sale of land or equipment associated with restructured plants or locations.
  Non-recurring gains (losses) on foreign exchange, which primarily relate to the impact of controlled currency devaluations on the Company’s net monetary assets denominated in that currency.
  Legal and environmental reserves and matters, which consist of costs or benefits for matters typically related to former businesses or that are otherwise incurred outside of the ordinary course of business.
  Executive transition costs, which include incremental charges, including stock compensation charges, associated with the retirement or termination of employment of senior executives of the Company.
  Asset impairment charges, which primarily include charges associated with an impairment of goodwill or other long-lived assets.
  Acquisition and integration-related charges, which include transaction costs, redundant costs incurred during the period of integration, and costs associated with transitioning certain management and business processes to Cabot’s processes.
  Employee benefit plan settlement charges, which consist of the costs associated with transferring the obligations and assets held by one of the Company’s defined benefit plans to a multi-employer plan.

Cabot does not provide a target GAAP EPS growth rate range or reconciliation of the Adjusted EPS growth rate range with a GAAP EPS growth rate range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on GAAP EPS in future periods.

Total Segment EBIT. Total segment EBIT reflects the sum of EBIT from our four reportable segments. In calculating total segment EBIT we exclude from our income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies, certain items and items that, because they are not controlled by the business segments and primarily benefit corporate objectives, are not allocated to our business segments, such as interest expense and other corporate costs, which include unallocated corporate overhead expenses such as certain corporate salaries and headquarter expenses, plus costs related to special projects and initiatives.

Operating Tax Rate. Our “operating tax rate” represents the tax rate on our recurring operating results. This rate excludes discrete tax items, which are unusual or infrequent items that are excluded from the estimated annual effective tax rate and other tax items, including the impact of the timing of losses in certain jurisdictions, cumulative tax rate adjustments and the impact of the items of expense and income we identify as certain items on both our operating income and the tax provision. Management believes that the operating tax rate is useful supplemental information because it helps our investors compare our tax rate year to year on a consistent basis and to understand what our tax rate on current operations would be without the impact of these items.

Discretionary Free Cash Flow. The term “Discretionary Free Flow” is defined as Operating Cash Flow less sustaining and compliance capital expenditures and changes in Net Working Capital.

Explanation of Terms Used

Product Mix. The term “product mix” refers to the mix of types and grade of products sold or the mix of geographic regions where products are sold, and the positive or negative impact this has on the revenue or profitability of the business or segment.

Net Working Capital. The term “net working capital” includes accounts receivable, inventory and accounts payable and accrued liabilities.

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended September 30	Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)	2017	2016	2017	2016

Net sales and other operating revenues	$723	$619	$2,717	$2,411

Cost of sales	556	450	2,065	1,833

Gross profit	167	169	652	578

Selling and administrative expenses	69	78	260	275

Research and technical expenses	16	13	56	53

Income (loss) from operations	82	78	336	250

Other income (expense)

Interest and dividend income	2	1	9	5

Interest expense	(14)	(14)	(53)	(54)

Other income (expense)	1	1	(4)	(7)

Total other income (expense)	(11)	(12)	(48)	(56)

Income (loss) from continuing operations before income taxes and equity in
earnings of affiliated companies	71	66	288	194

(Provision) benefit for income taxes	3	(13)	(29)	(34)

Equity in earnings of affiliated companies, net of tax	1	1	7	3

Income (loss) from continuing operations	75	54	266	163

Income from discontinued operations, net of tax (A)	-	1	-	1

Net income (loss)	75	55	266	164

Net income (loss) attributable to noncontrolling interests	7	3	25	15

Net income (loss) attributable to Cabot Corporation	$68	$52	$241	$149

Diluted earnings per share of common stock
attributable to Cabot Corporation

Continuing operations	$1.07	$0.81	$3.81	$2.34

Discontinued operations (A)	-	0.02	-	0.02

Net income (loss) attributable to Cabot Corporation	$1.07	$0.83	$3.81	$2.36

Weighted average common shares outstanding
Diluted	62.5	62.9	62.7	62.9

(A) Amounts relate primarily to the previously divested Supermetals and Security Materials businesses.

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended September 30	Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)	2017	2016	2017	2016

Sales

Reinforcement Materials	$367	$289	$1,381	$1,108

Performance Chemicals	246	214	908	865
Specialty Carbons and Formulations	169	141	623	578
Metal Oxides	77	73	285	287

Purification Solutions	74	80	281	290

Specialty Fluids	11	15	41	47

Segment sales	698	598	2,611	2,310

Unallocated and other (A)	25	21	106	101

Net sales and other operating revenues	$723	$619	$2,717	$2,411

Segment Earnings Before Interest and Taxes (B)

Reinforcement Materials	$48	$42	$193	$137

Performance Chemicals	55	58	201	225

Purification Solutions	2	2	6	(5)

Specialty Fluids	3	5	9	13

Total Segment Earnings Before Interest and Taxes	108	107	409	370

Unallocated and Other

Interest expense	(14)	(14)	(53)	(54)
Certain items (C)	(1)	(18)	(3)	(81)
Unallocated corporate costs	(13)	(9)	(50)	(45)
General unallocated income (expense) (D)	(8)	1	(8)	7
Less: Equity in earnings of affiliated companies	(1)	(1)	(7)	(3)

Income (loss) from continuing operations before income taxes and equity in
earnings of affiliated companies	71	66	288	194

(Provision) benefit for income taxes (including tax certain items)	3	(13)	(29)	(34)

Equity in earnings of affiliated companies	1	1	7	3

Income (loss) from continuing operations	75	54	266	163

Income from discontinued operations, net of tax (E)	-	1	-	1

Net income (loss)	75	55	266	164

Net income attributable to noncontrolling interests	7	3	25	15

Net income (loss) attributable to Cabot Corporation	$68	$52	$241	$149

Diluted earnings per share of common stock
attributable to Cabot Corporation

Continuing operations	$1.07	$0.81	$3.81	$2.34

Discontinued operations (E)	-	0.02	-	0.02

Net income (loss) attributable to Cabot Corporation	$1.07	$0.83	$3.81	$2.36

Adjusted earnings per share
Adjusted EPS (F)	$0.91	$1.00	$3.43	$3.14

Weighted average common shares outstanding

Diluted	62.5	62.9	62.7	62.9

(A) Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, the removal of 100% of the sales of an equity method affiliate, and discounting charges for certain Notes receivable.

(B) Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(C) Details of Certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(D) General unallocated income includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to the corporate adjustment for unearned revenue, and the impact of LIFO accounting.

(E) Amounts relate primarily to the previously divested Supermetals and Security Materials businesses.

(F) Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	September 30,	September 30,
	2017	2016
Dollars in millions	(unaudited)	(audited)

Current assets:

Cash and cash equivalents	$280	$200
Accounts and notes receivable, net of reserve for doubtful accounts of $9 and $8	527	456
Inventories:
Raw materials	83	66
Work in process	2	1
Finished goods	268	237
Other	43	38
Total inventories	396	342
Prepaid expenses and other current assets (A)	59	49
Total current assets	1,262	1,047

Property, plant and equipment, net	1,305	1,290

Goodwill	154	152
Equity affiliates	56	53
Intangible assets, net	137	140
Assets held for rent	104	97
Deferred income taxes (A)	248	216
Other Assets (A)	46	40

Total assets	$3,312	$3,035

(A) Effective October 1, 2016, the Company adopted a new accounting standard simplifying the presentation of debt issuance costs by presenting debt issuance costs as a reduction of the corresponding debt liability. In addition, the Company early adopted a new accounting standard that simplifies the presentation of deferred income taxes by classifying all deferred taxes as noncurrent assets or liabilities. These new standards were applied retrospectively. The retrospective application of the standard that simplifies the presentation of debt issuance costs resulted in the reclassification of $1 million and $3 million of unamortized debt issuance costs from "Prepaid expenses and other current assets" and "Other assets", respectively, to "Long-term debt" within the consolidated balance sheets as of September 30, 2016. The retrospective application of the standard that simplifies the presentation of deferred income taxes resulted in the reclassification of $41 million of current deferred tax assets and $1 million of current deferred tax liabilities to noncurrent Deferred income tax accounts within the consolidated balance sheets as of September 30, 2016.

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	September 30,	September 30,
	2017	2016
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current liabilities:

Notes payable	$7	$7
Accounts payable and accrued liabilities	457	364
Income taxes payable	21	25
Current portion of long-term debt	256	1
Total current liabilities	741	397

Long-term debt (A)	661	914
Deferred income taxes (A)	38	41
Other liabilities	244	285
Redeemable preferred stock	27	26

Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and Outstanding: None and none	-	-
Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued: 62,087,627 and 62,449,425 shares
Outstanding: 61,884,347 and 62,210,711 shares	62	62
Less cost of 203,280 and 238,714 shares of common treasury stock	(6)	(7)
Additional paid-in capital	-	-
Retained earnings	1,683	1,544
Accumulated other comprehensive income	(259)	(325)
Total Cabot Corporation stockholders' equity	1,480	1,274
Noncontrolling interests	121	98
Total stockholders' equity	1,601	1,372
Total liabilities and stockholders' equity	$3,312	$3,035

(A) Effective October 1, 2016, the Company adopted a new accounting standard simplifying the presentation of debt issuance costs by presenting debt issuance costs as a reduction of the corresponding debt liability. In addition, the Company early adopted a new accounting standard that simplifies the presentation of deferred income taxes by classifying all deferred taxes as noncurrent assets or liabilities. These new standards were applied retrospectively. The retrospective application of the standard that simplifies the presentation of debt issuance costs resulted in the reclassification of $1 million and $3 million of unamortized debt issuance costs from "Prepaid expenses and other current assets" and "Other assets", respectively, to "Long-term debt" within the consolidated balance sheets as of September 30, 2016. The retrospective application of the standard that simplifies the presentation of deferred income taxes resulted in the reclassification of $41 million of current deferred tax assets and $1 million of current deferred tax liabilities to noncurrent Deferred income tax accounts within the consolidated balance sheets as of September 30, 2016.

CABOT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Periods ended September 30	Three Months		Twelve Months
Dollars in millions	2017	2016	2017	2016

Cash Flows from Operating Activities:
Net income (loss)	$75	$55	$266	$164
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	40	39	155	161
Other non-cash (income) charges, net	(9)	(15)	(41)	7
Changes in assets and liabilities:
Changes in certain working capital items (A)	64	2	(23)	49
Changes in other assets and liabilities, net	(15)	15	(28)	2
Cash dividends received from equity affiliates	2	1	11	9
Cash provided by (used in) operating activities	157	97	340	392

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(61)	(32)	(147)	(112)
Other investing activities, net	1	(2)	(2)	8
Cash used in investing activities	(60)	(34)	(149)	(104)

Cash Flows from Financing Activities:
Change in debt, net	-	(53)	(2)	(68)
Cash dividends paid to common stockholders	(20)	(18)	(77)	(65)
Other financing activities, net	(19)	(16)	(46)	(51)
Cash used in financing activities	(39)	(87)	(125)	(184)
Effect of exchange rates on cash	24	2	14	19
Increase (decrease) in cash and cash equivalents	82	(22)	80	123
Cash and cash equivalents at beginning of period	198	222	200	77
Cash and cash equivalents at end of period	$280	$200	$280	$200

(A) Includes Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities

CABOT CORPORATION
	Fiscal 2016					Fiscal 2017
Dollars in millions,
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY

Sales
Reinforcement Materials	$288	$261	$270	$289	$1,108	$295	$352	$367	$367	$1,381
Performance Chemicals	207	216	228	214	865	205	228	229	246	908
Specialty Carbons and Formulations	140	145	152	141	578	138	162	154	169	623
Metal Oxides	67	71	76	73	287	67	66	75	77	285
Purification Solutions	66	67	77	80	290	69	67	71	74	281
Specialty Fluids	7	6	19	15	47	11	7	12	11	41
Segment Sales	568	550	594	598	2,310	580	654	679	698	2,611
Unallocated and other (A)	35	18	27	21	101	31	24	26	25	106

Net sales and other operating revenues	$603	$568	$621	$619	$2,411	$611	$678	$705	$723	$2,717

Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials	$26	$34	$35	$42	$137	$40	$54	$51	$48	$193
Performance Chemicals	50	58	59	58	225	49	51	46	55	201
Purification Solutions	(5)	(2)	-	2	(5)	4	2	(2)	2	6
Specialty Fluids	-	(2)	10	5	13	2	-	4	3	9
Total Segment Earnings Before Interest and Taxes	71	88	104	107	370	95	107	99	108	409

Unallocated and Other
Interest expense	(13)	(14)	(13)	(14)	(54)	(13)	(13)	(13)	(14)	(53)
Certain items (C)	(58)	1	(6)	(18)	(81)	-	-	(2)	(1)	(3)
Unallocated corporate costs	(13)	(12)	(11)	(9)	(45)	(12)	(14)	(11)	(13)	(50)
General unallocated income (expense) (D)	5	-	1	1	7	5	(1)	(4)	(8)	(8)
Less: Equity in earnings of affiliated companies	-	(1)	(1)	(1)	(3)	(2)	(1)	(3)	(1)	(7)

Income (loss) from continuing operations before income taxes and
equity in earnings of affiliated companies	(8)	62	74	66	194	73	78	66	71	288
							-	-	-
(Provision) benefit for income taxes (including tax certain items)	5	(11)	(15)	(13)	(34)	(17)	1	(16)	3	(29)
Equity in earnings of affiliated companies	-	1	1	1	3	2	1	3	1	7

Income (loss) from continuing operations	(3)	52	60	54	163	58	80	53	75	266
Income (loss) from discontinued operations, net of tax (E)	-	-	-	1	1	-	-	-	-	-

Net income (loss)	(3)	52	60	55	164	58	80	53	75	266

Net income (loss) attributable to noncontrolling interests	4	4	4	3	15	4	6	8	7	25

Net income (loss) attributable to Cabot Corporation	$(7)	$48	$56	$52	$149	$54	$74	$45	$68	$241

Diluted earnings per share of common stock
attributable to Cabot Corporation

Continuing operations	$(0.11)	$0.76	$0.88	$0.81	$2.34	$0.85	$1.18	$0.71	$1.07	$3.81
Discontinued operations (E)	-	-	-	0.02	0.02	-	-	-	-	-
Net income (loss) attributable to Cabot Corporation (F)	$(0.11)	$0.76	$0.88	$0.83	$2.36	$0.85	$1.18	$0.71	$1.07	$3.81

Adjusted earnings per share
Adjusted EPS (G)	$0.51	$0.70	$0.93	$1.00	$3.14	$0.84	$0.87	$0.81	$0.91	$3.43

Weighted average common shares outstanding
Diluted (F)	62.5	62.8	62.9	62.9	62.9	62.8	62.8	62.7	62.5	62.7

(A) Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, the removal of 100% of the sales of an equity method affiliate and discounting charges for certain Notes receivable.

(B) Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(C) Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(D) General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to the corporate adjustment for unearned revenue, and the impact of LIFO accounting.

(E) Amounts relate primarily to the previously divested Supermetals and Security Materials businesses.

(F) The weighted average common shares outstanding used to calculate earnings per share for the three months ended December 31, 2015 excludes approximately 1 million shares as those shares would be antidilutive due to the Company’s net loss position in that period.

(G) Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended September 30
Dollars in millions, except per share amounts (unaudited)	Three Months		Twelve Months
	2017	2016	2017	2016
	$	$	$	$

Certain items before and after income taxes

Global restructuring activities	—	(2)	(3)	(47)
Non-recurring gains (losses) on foreign exchange	1	—	—	(11)
Legal and environmental matters and reserves	(1)	(13)	1	(17)
Executive transition costs	—	(3)	—	(6)
Other certain items	(1)	—	(1)	—
Total certain items, pre-tax	(1)	(18)	(3)	(81)

Tax impact of certain items (A)	1	9	1	31
Certain items after tax (excluding discrete tax items)	—	(9)	(2)	(50)

Certain items after tax per share impact (excluding discrete tax items)	$-	$(0.15)	$(0.01)	$(0.79)

Tax-related certain items

Discrete tax items	10	(2)	25	—

Total tax-related certain items	10	(2)	25	—
Total tax-related certain items per share impact	$0.16	$(0.04)	$0.39	$(0.01)

Total certain items after tax	$10	$(11)	$23	$(50)
Total certain items after tax per share impact	$0.16	$(0.19)	$0.38	$(0.80)

Discontinued operations after income taxes (B)	$ ―	$1	$ ―	$1
Total discontinued operations after tax	$ ―	$1	$ ―	$1
Discontinued operations after tax per share impact	$ ―	$0.02	$ ―	$0.02

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended September 30	Three Months		Twelve Months
Dollars in millions, Pre-Tax (unaudited)	2017	2016	2017	2016

Statement of Operations Line Item (C)

Cost of sales	$(1)	$(1)	$(4)	$(37)

Selling and administrative expenses	(1)	(17)	1	(28)

Research and technical expenses	—	—	—	(5)

Other expense	1	—	—	(11)

Total certain items, pre-tax	$(1)	$(18)	$(3)	$(81)

TABLE 3: RECONCILIATION OF TAX CERTAIN ITEMS
Periods ended September 30	Three Months		Twelve Months
Dollars in millions (unaudited)	2017	2016	2017	2016

Reconciliation of Provision for income taxes, excluding certain items, to Provision for income taxes

(Provision) benefit for income taxes	$3	$(13)	$(29)	$(34)

Less: Tax impact of certain items	1	9	1	31

Less: Tax-related certain items	10	(2)	25	—
(Provision) benefit for income taxes, excluding certain items	$(8)	$(20)	$(55)	$(65)

TABLE 4: RECONCILIATION OF OPERATING TAX RATE
Periods ended September 30	Three Months		Twelve Months		Forecast
Dollars in millions (unaudited)	2017	2016	2017	2016	2018

Reconciliation of the effective tax rate to the operating tax rate

(Provision) benefit for income taxes	$3	$(13)	$(29)	$(34)	N/A

Effective tax rate	(2%)	19%	10%	18%	22%

Impact of discrete tax items: (D)
Unusual or infrequent items	2%	(3%)	6%	2%	-%
Items related to uncertain tax positions	(2%)	-%	(1%)	1%	-%
Other discrete tax items	21%	7%	4%	(2%)	-%
Impact of certain items	-%	1%	-%	5%	-%
Operating tax rate	19%	24%	19%	24%	22%

TABLE 5: RECONCILIATION OF ADJUSTED EPS BY QUARTER FOR FISCAL 2017 and FISCAL 2016
NON-GAAP MEASURE:
Periods ended (unaudited)	Fiscal 2017(E)

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2017
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$0.85	$1.18	$0.71	$1.07	$3.81
Less: Certain items after tax per share	0.01	0.31	(0.10)	0.16	0.38
Adjusted earnings per share	$0.84	$0.87	$0.81	$0.91	$3.43

Periods ended (unaudited)	Fiscal 2016(E)

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2016
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$(0.11)	$0.76	$0.88	$0.83	$2.36
Less: Net income (loss) per share from discontinued operations(B)	—	—	—	0.02	0.02
Net income (loss) per share from continuing operations	$(0.11)	$0.76	$0.88	$0.81	$2.34
Less: Certain items after tax per share	(0.62)	0.06	(0.05)	(0.19)	(0.80)
Adjusted earnings per share	$0.51	$0.70	$0.93	$1.00	$3.14

(A) The tax effect of certain items is determined by (1) starting with the current and deferred income tax expense or benefit, included in Net income attributable to Cabot Corporation, and (2) subtracting the tax expense or benefit on “adjusted earnings”. Adjusted earnings is defined as the pre-tax income attributable to Cabot Corporation excluding certain items. The tax expense or benefit on adjusted earnings is calculated by applying the operating tax rate, which includes both current and deferred taxes, as defined under the section Use of Non-GAAP Financial Measures of the earnings release.

(B) Amounts relate primarily to the previously divested Supermetals and Security Materials businesses.

(C) This table indicates the line items where certain items are recorded in the table titled Cabot Corporation Consolidated Statements of Operations.

(D) The nature of the discrete tax items for the periods ended September 30, 2017 and 2016 were as follows: (i) Unusual or infrequent items during fiscal 2017 included the net tax impacts from excess foreign tax credits upon repatriation of previously taxed foreign earnings and the accrual of U.S. tax on certain foreign earnings. Unusual or infrequent items during fiscal 2016 included the net tax impacts from the renewal of the U.S. Research and Experimentation credit, extraordinary dividends from subsidiaries, a claim for a U.S. tax benefit, and other non-routine items, (ii) Items related to uncertain tax positions during fiscal 2017 and 2016 included net tax impacts from the reversal of accruals for uncertain tax positions due to the expiration of statutes of limitations and settlement of tax audits, the accrual of interest on uncertain tax positions, and the accrual of a prior year uncertain tax position, (iii) Other discrete tax items during fiscal 2017 and 2016 included net tax impacts from various return to provision adjustments related to tax return filings, changes in tax laws, and a change in valuation allowance on beginning of year tax balance (fiscal 2016 only).

(E) Per share amounts are calculated after tax and, where applicable, noncontrolling interest, net of tax.

CABOT CORPORATION RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
All dollar amounts shown below are in millions, except per share information

	Fiscal 2017 (A)

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2017
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$ 0.85	$ 1.18	$ 0.71	$ 1.07	$ 3.81
Less: Certain items after tax	0.01	0.31	(0.10)	0.16	0.38
Adjusted earnings per share	$ 0.84	$ 0.87	$ 0.81	$ 0.91	$ 3.43

(A) Per share amounts are calculated after tax and, where applicable, noncontrolling interest, net of tax.

	Fiscal 2017

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2017
Reconciliation of Segment EBIT to Net Income and Segment EBITDA Margin
Net income (loss) attributable to Cabot Corporation	$ 54	$ 74	$ 45	$ 68	$ 241
Net income (loss) attributable to noncontrolling interests	4	6	8	7	25
Equity in earnings of affiliated companies, net of tax	(2)	(1)	(3)	(1)	(7)
Provision (benefit) for income taxes	17	(1)	16	(3)	29
Income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies	$ 73	$ 78	$ 66	$ 71	$ 288
Interest expense	13	13	13	14	53
Certain items	-	-	2	1	3
Unallocated corporate costs	12	14	11	13	50
General unallocated (income) expense	(5)	1	4	8	8
Equity in earnings of affiliated companies	2	1	3	1	7
Total Segment EBIT	$ 95	$ 107	$ 99	$ 108	$ 409
Plus: Total Depreciation & Amortization	38	38	39	40	155
Plus: Adjustments to Depreciation(B)	-	1	-	(1)	-
Total Segment EBITDA	$ 133	$ 146	$ 138	$ 147	$ 564
Less: Unallocated Corporate Costs	(12)	(14)	(11)	(13)	(50)
Adjusted EBITDA	$ 121	$ 132	$ 127	$ 134	$ 514

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2017
Reinforcement Materials EBIT	$ 40	$ 54	$ 51	$ 48	$ 193
Plus: Depreciation & Amortization	17	17	17	18	69
Reinforcement Materials EBITDA	$ 57	$ 71	$ 68	$ 66	$ 262
Reinforcement Materials Sales	$ 295	$ 352	$ 367	$ 367	$ 1,381
Reinforcement Materials EBITDA Margin	19%	20%	19%	18%	19%

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2017
Performance Chemicals EBIT	$ 49	$ 51	$ 46	$ 55	$ 201
Plus: Depreciation & Amortization	11	12	11	12	46
Performance Chemicals EBITDA	$ 60	$ 63	$ 57	$ 67	$ 247
Performance Chemicals Sales	$ 205	$ 228	$ 229	$ 246	$ 908
Performance Chemicals EBITDA Margin	29%	28%	25%	27%	27%

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2017
Purification Solutions EBIT	$ 4	$ 2	$ (2)	$ 2	$ 6
Plus: Depreciation & Amortization	9	10	10	10	39
Purification Solutions EBITDA	$ 13	$ 12	$ 8	$ 12	$ 45
Purification Solutions Sales	$ 69	$ 67	$ 71	$ 74	$ 281
Purification Solutions EBITDA Margin	19%	18%	11%	16%	16%

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2017
Specialty Fluids EBIT	$ 2	$ -	$ 4	$ 3	$ 9
Plus: Depreciation & Amortization	1	-	1	-	2
Specialty Fluids EBITDA	$ 3	$ -	$ 5	$ 3	$ 11
Specialty Fluids Sales	$ 11	$ 7	$ 12	$ 11	$ 41
Specialty Fluids EBITDA Margin	27%	0%	42%	27%	27%

	Fiscal 2017

Reconciliation of Discretionary Free Cash Flow	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2017

Cash flow from operating activities (C)	102	(51)	132	157	340
Less: Changes in net working capital (D)	16	(134)	31	64	(23)
Less: Sustaining and compliance capital expenditures	21	18	30	50	119
Discretionary Free Cash Flow	$ 65	$ 65	$ 71	$ 43	$ 244

(B) Adjustments to depreciation includes the addition of the depreciation expense of a contractual joint venture in Purification Solutions less accelerated depreciation expense not allocated to a business.

(C) As provided in the Consolidated Statement of Cash Flows.

(D) Defined as changes in accounts receivable, inventory and accounts payable and accrued liabilities as presented on the Consolidated Statement of Cash Flows.